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                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                            AMAX COAL SALES COMPANY

     1. The name of the Corporation (hereinafter called the "Corporation") is Amax Coal Sales Company.

     2. The Certificate of Incorporation of the Corporation is hereby amended by changing the first Article thereof so that, as amended, said Article shall read as follows:

          "1.  The name of the corporation is: Midwest Coal Sales Company."

     3. The Amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

     4. The effective date of the Amendment herein certified shall be the date of filing.

     Dated this the 29th day of June, 1998.


                                                  AMAX COAL SALES COMPANY


                                                  BY: /s/ William H. Haselhoff
                                                     ___________________________

                                                  TITLE:  Vice President
                                                          of Administration
                                                        ________________________